Exhibit 99.1
Tilly's, Inc. Announces Appointment of Nate Smith as President and Chief Executive Officer Beginning August 18, 2025.

Irvine, CA – July 28, 2025 – Tilly’s, Inc. (NYSE: TLYS, the “Company”, “Tillys”) today announced that effective August 18, 2025, Nate Smith has been appointed to the position of President and Chief Executive Officer and as a Director of the Company. In conjunction with this appointment, Hezy Shaked, Co-Founder, Executive Chairman, and current President and Chief Executive Officer, will transition into the Executive Chairman role effective on that date.
“On behalf of myself and the Board, we are very excited to have Nate join our leadership team, and I am looking forward to working closely with him as he transitions into Tillys,” commented Mr. Shaked. “We believe Nate’s combination of robust industry experience, core values, and strategic vision will help revitalize our brand and drive further improvements in our business during this important time.”
Mr. Smith has served Marolina Outdoor, Inc. since September 2024 as its Chief Executive Officer. Previously, he served Boardriders, Inc. from June 2017 to April 2024 as President, Americas. Prior to Boardriders, Mr. Smith served as Vice President/General Manager, North American Wholesale at Oakley, Inc. from September 2015 to June 2017 and as Vice President, Oakley Defense from July 2012 to June 2017. He has also served in executive roles at IPATH Footwear, MV Transportation, Inc. and Patagonia, Inc., following his eight years of service in the United States Navy.
“I am honored to have the opportunity to lead a company like Tillys,” said Mr. Smith. “Tillys has had a strong track record of success over its 43-year history, and I am excited to work with Hezy, the Board and the team to revitalize and build upon that history.”
About Tillys
Tillys is a leading, destination specialty retailer of casual apparel, footwear, accessories and hardgoods for young men, young women, boys and girls with an extensive selection of iconic global, emerging, and proprietary brands rooted in an active, outdoor and social lifestyle. Tillys is headquartered in Irvine, California and currently operates 232 total stores across 33 states, as well as its website, www.tillys.com.
Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding our current operating expectations in light of historical results, the impacts of inflation and potential recession on us and our customers, including on our future financial condition or operating results, expectations regarding changes in the macro-economic environment, customer traffic, our supply chain, our ability to properly manage our inventory levels, and any other statements about our future cash position, financial flexibility, expectations, plans, intentions, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to the impact of inflation on consumer behavior and our business and operations, supply chain difficulties, and our ability to respond thereto, our ability to respond to changing customer preferences and trends, attract customer traffic at our stores and online, execute our growth and long-term strategies, expand into new markets, grow our e-commerce business, effectively manage our inventory and costs, effectively compete with other retailers, attract talented employees, or enhance awareness of our brand and brand image, general consumer spending patterns and levels, including changes in historical spending patterns, the markets generally, our ability to satisfy our financial obligations, including under our credit facility and our leases, and other factors that are detailed in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”), including those detailed in the section titled “Risk Factors” and in our other filings with the SEC, which are available on the SEC’s website at www.sec.gov and on our website at www.tillys.com under the heading “Investor Relations”. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. This release should be read in conjunction with our financial statements and notes thereto contained in our Form 10-K.

Investor Relations Contact:
Michael L. Henry
Executive Vice President, Chief Financial Officer
(949) 609-5599, ext. 17000
irelations@tillys.com
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